Exhibit 99.1

1680 Capital One Drive, McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: August 22, 2006

Contacts:	Capital One		North Fork
	Mike Rowen	Julie Rakes	Dan Healy
	Investors	Media	Investors
	703-720-2455	804-284-5800	631-531-2058

Capital One and North Fork Stockholders Approve Acquisition

and Announce Information Regarding Election Deadline

McLean, VA and Melville, NY (Aug. 22, 2006)—Capital One Financial Corporation (NYSE: COF) and North Fork Bancorporation, Inc. (NYSE: NFB) announced that, at separate meetings held today, their respective stockholders approved the acquisition of North Fork by Capital One in a stock and cash transaction. Approximately 92.53% of the Capital One shares voted at the meeting approved the transaction, constituting approximately 73.50% of the outstanding shares. Approximately 94.33% of the North Fork shares voted endorsed the transaction, constituting approximately 62.38% of the outstanding shares. North Fork’s stockholders also approved the proposal to elect five directors to Class 1 of North Fork’s board of directors and the proposal to ratify the appointment of KPMG as North Fork’s independent auditors for 2006.

Capital One and North Fork have not yet set a definitive election deadline by which North Fork stockholders can elect whether they would prefer to receive cash or Capital One common stock in the merger. The election deadline will not be earlier than September 15, 2006, and will be announced at least five business days in advance of the deadline. As previously announced, Capital One and North Fork expect the transaction to close in the fourth quarter of 2006, pending the receipt of all remaining regulatory approvals and the expiration of all regulatory waiting periods. Capital One will announce the results of the merger consideration election process (including information regarding proration in the event that either form of merger consideration is over-subscribed) following the completion of the merger.

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COF and NFB shareholder vote

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company, with more than 324 locations in Texas and Louisiana. Its principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., and Capital One, N.A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $47.2 billion in deposits and $108.4 billion in managed loans outstanding as of June 30, 2006. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

About North Fork

North Fork Bancorporation, Inc. is a regional bank holding company headquartered in New York with approximately $59.4 billion in assets conducting commercial and retail banking from more than 350 branch locations in the Tri-State area, with a complementary national mortgage banking business. North Fork trades on the New York Stock Exchange under the symbol “NFB.”

Forward-looking Statements

Statements in this news release that are not historical facts should be considered forward-looking statements with respect to Capital One or North Fork. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, loan demand, changes in business or consumer spending, borrowing or savings habits, deposit growth, adequacy of the reserve for loan losses, competition, stock price volatility, government monetary policy, anticipated expense levels, changes in laws and regulations, the level of success of the company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, matters related to the proposed transaction between Capital One and North Fork (including, among others, receipt of regulatory approvals, risks related to integration issues, and cost and revenue synergies) and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Capital One and North Fork undertake no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.

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